Exhibit 10.46

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (the “Fifth Amendment”), dated March 21, 2008, is entered into by and between SRI/SURGICAL EXPRESS, INC., a Florida corporation (“Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LaSalle,” and together with Wachovia, the “Banks”);

W I T N E S S E T H:

WHEREAS, the Borrower and the Banks have previously entered into the Second Amended and Restated Credit and Security Agreement, dated as of June 21, 2005 as amended from time to time (collectively, the “Agreement”);

WHEREAS, the Borrower and Banks desire to reduce the amount of revolving loans available to Borrower under the Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants contained herein and other good and valuable consideration, the Borrower and the Banks do hereby amend the Agreement as follows:

Section 1. Definition of Maximum Revolving Loan Amounts Amended. The definition of Maximum Revolving Loan Amounts in the Agreement is hereby amended by inserting the following new definition in lieu thereof:

“Maximum Revolving Loan Amounts” means (i) with respect to Wachovia, the amount of $11,333,000 and (ii) with respect to LaSalle, the amount of $8,667,000. The Bond Letters of Credit are included in determining the Maximum Revolving Loan Amounts for each Bank’s Maximum Revolving Loan Amount.

Section 2. Section 7.2 of Agreement Amended. Section 7.2 of the Agreement is hereby amended by deleting in its entirety such Section 7.2 and inserting the following in lieu thereof:

7.2 Funds Flow Coverage Ratio. Borrower shall, on a consolidated basis, maintain, a Funds Flow Coverage Ratio of not less than 1.00 to 1.00 for the fiscal quarter ending March 31, 2008 and thereafter. “Funds Flow Coverage Ratio” shall mean (i) the sum, for the four fiscal quarters then ended, of net income after taxes plus depreciation, amortization of good will, interest, Add-Backs and expenses related to Share Based Payments as required by Statement of Financial Accounting Standards (SFAS) No. 123(R) minus all dividends, withdrawals and non-cash income divided by (ii) the sum of all current maturities of long-term debt and capital leases obligations, plus interest. Such

Share Based Payments shall exclude for this covenant calculation purposes any expenses related to such Share Based Payments arising from payments in cash or other property; provided, the term “other property” shall not include stock, restricted stock or options to purchase stock. “Add-Backs” shall mean (1) an amount of AT Kearney consulting expenses not to exceed $450,000 to be incurred in fiscal quarters ending June 30, 2007, and (2) executive search fees in an aggregate amount not to exceed $50,000 to be incurred during fiscal quarters ending June 30, 2007.

Section 3. Section 7.3 of Agreement Amended. Section 7.3 of the Agreement is hereby amended by deleting in its entirety such Section 7.3 and inserting the following in lieu thereof:

Section 7.3. Tangible Net Worth. Borrower shall, at the end of each fiscal quarter beginning March 31, 2008, maintain a Tangible Net Worth of at least $43,500,000. “Total Liabilities” shall mean all liabilities of Borrower including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower, in accordance with GAAP applied on a consistent basis. “Tangible Net Worth” shall mean the total assets of Borrower minus Total Liabilities. For purposes of this computation, the aggregate amount owing from any officers, stockholders or other Affiliates of Borrower and the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets.

Section 4. Amendment Fee. In consideration for this Fifth Amendment and the wavier of any defaults under the Agreement, the Borrower shall pay to each Bank a fee of $5,000.

Section 5. Effect of Modification and Amendment of Agreement. The Agreement shall be deemed to be modified and amended in accordance with the provisions of this Fifth Amendment to the Agreement and the respective rights, duties and obligations of the Borrower and the Banks under the Agreement shall remain to be determined, exercised and enforced under the Agreement subject in all respects to such modifications and amendments in writing, and all the terms and conditions of this Fifth Amendment to the Agreement shall be part of the terms and conditions of the Agreement for any and all purposes. All the other terms of the Agreement shall continue in full force and effect subject to the amendments set forth herein.

Section 6. Representations and Warranties. The Borrower represents and warrants to the Banks as follows:

(a) Representations and Warranties in Agreement. The representations and warranties of the Borrower contained in the Agreement (i) were true and correct when made, and (ii) after giving effect to this Fifth Amendment continue to be true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Agreement, as amended hereby, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

(b) Authority. The execution and delivery by the Borrower of this Fifth Amendment and the performance by the Borrower of all of its agreements and obligations under this Fifth Amendment within its corporate authority, have been duly authorized by all necessary corporate action and do not and will not: (i) contravene any provision of its charter documents or any amendment thereof; (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its respective property under any agreement, deed of trust, indenture, mortgage or other instruments to which it is a party or by which any of its properties are bound including, without limitation, any of other agreements; (iii) violate or contravene any provision of any law, statute, rule or regulation to which the Borrower is subject or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official applicable to the Borrower; (iv) require any waivers, consents or approvals by any of its creditors which have not been obtained; or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law.

(c) Enforceability of Obligations. This Fifth Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, provided that: (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

Section 7. Counterparts. This Fifth Amendment to the Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Section 8. Governing Law. This Fifth Amendment to the Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the Borrower and the Banks have caused this Fifth Amendment to the Agreement to be executed in their respective names to be hereunto by their duly authorized representatives, all as of the date first above written.

THE BORROWER:		THE BANKS:

SRI/SURGICAL EXPRESS, INC.		WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Wallace D. Ruiz	By:	/s/ Leslie A. Fredericks
Name:	Wallace D. Ruiz	Name:	Leslie A. Fredericks
Title:	Sr. Vice President & CFO	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

		By:	/s/ Kimberly A. Bruce
		Name:	Kimberly A. Bruce
		Title:	Senior Vice President

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